Exhibit 3.24

WEAVEXX CORPORATION

B Y - L A W S

ARTICLE I

OFFICES

Section 1. Principal Office in Delaware. The principal office of BTR Fabrics (USA) Inc. (the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The Corporation may have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of stockholders shall be held at such place, within or without the State of Delaware, on such date and at such hour as shall be designated in the notice of the meeting or the waiver of notice thereof.

Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business shall be held each year, commencing with the year 1981, on the third Tuesday in March if not a legal holiday, and if a legal holiday, then on the next secular day following, as soon as practicable after the meeting of BTR Inc., or at such other date and time as shall be designated by the board of directors and stated in the notice of the meeting or as shall be stated in a duly executed waiver of notice of the meeting. At each annual meeting, the stockholders entitled to vote thereat shall elect directors and may transact such other business as may be properly brought before the meeting.

Section 3. Special Meetings. A special meeting of stockholders, for any purpose or purposes, may be called at any time by the Board of Directors, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority of the outstanding common stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.

Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by the General Corporation Law of the State of Delaware, such notice shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

Section 5. Quorum. Unless otherwise required by the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation, the holders of a majority of the outstanding common stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business.

Section 6. Required Vote. Unless otherwise required by the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy at a meeting at which a quorum is present shall decide any question brought before such meeting.

Section 7. Action Without a Meeting. Unless otherwise provided in the Corporation’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number and Term of Office. The number of directors which shall constitute the whole board shall be fixed from time to time by resolution of the Board of Directors or the stockholders but shall not be less than two nor more than five. The directors shall be elected at the annual meeting of stockholders, and each director shall hold office until his successor is elected and qualified or until his earlier resignation, removal or death.

Section 3. Quorum and Manner of Acting. Unless otherwise provided by the Corporation’s Certificate of Incorporation, the presence of one-third of the whole Board of Directors, and in any case not less than two directors, shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Unless the Corporation’s Certificate of Incorporation requires a greater number, the vote of a majority of the directors present at a meeting at which a quorum is present shall be an act of the Board of Directors.

Section 4. Place of Meetings. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine.

Section 5. Annual Meeting. As promptly as practicable after each annual meeting of stockholders for the election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by two or more of the directors. Notice of each such meeting shall be mailed by first class mail postage prepaid to each director, addressed to him at his residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Such notice shall state the place, date and hour of the meeting and the purpose or purposes for which it is called. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to receive such notice, whether before or after the meeting, shall be deemed equivalent thereto for purposes of this Section 7. No notice to or waiver by any director with respect to any special meeting shall be required if such director shall be present at said meeting.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committee, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-laws of the Corporation; and unless the resolution of the

Board of Directors or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee, as the case may be, by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 10. Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Vacancies. Unless otherwise provided in the Corporation’s Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier resignation, removal or death. If there are no directors in office, then an election of directors may be held in accordance with the General Corporation Law of the Stare of Delaware. Unless otherwise provided in the Corporation’s Certificate of Incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the General Corporation Law of the State of Delaware in the filling of other vacancies.

Section 12. Removal. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote.

ARTICLE IV

OFFICERS

Section 1. Principal Officers. The principal officers of the Corporation shall be a President, a Treasurer, and a Secretary. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of. any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 2. Election and Term of Office. The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor shall have been duly chosen and qualified, or until his earlier death, resignation or removal.

Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. Removal. Any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose at which a quorum is present.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment of such office for such term.

Section 7. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties as may be conferred upon or assigned to them by the Board of Directors.

ARTICLE V

INDEMNIFICATION AND INSURANCE

Section 1. Indemnification. The .Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person whom it may indemnify pursuant thereto.

Section 2. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of the General Corporation law of the State of Delaware.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Corporate Seal. The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in 1980. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January and shall end on the thirty-first day of December.

Section 3. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 4. Dividends. Subject to the provision of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the common stock of the Corporation as and when they deem expedient.

ARTICLE VII

AMENDMENTS

The By-laws of the Corporation may be altered, amended, changed, added to or repealed only by the affirmative vote of the holders of a majority of the outstanding common stock of the Corporation entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of stockholders.